Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report (and to all references to our firm) included in or made a part of this Registration Statement.


                                                    BDO Dunwoody

                                                    Chartered Accountants
                                                    (Internationally BDO Binder)



Vancouver, Canada
November 5, 1997